UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of
The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  July 11, 2014

BBCN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard
Suite 1000
Los Angeles, California 90010
(Address of principal executive offices)

Registrant’s telephone number, including area code): (213) 639-1700

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

BBCN Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, BBCN Bank ( the “Bank”), have entered into an Amended and Restated Employment Agreement (the “Agreement”), dated as of July 11, 2014, with Mr. Kevin S. Kim with respect to his service as the Chief Executive Officer and President of both the Company and the Bank.  The agreement replaces Mr. Kim’s existing employment agreement entered into with the Company on May 31, 2013.

Mr. Kim will be employed as the Chief Executive Officer and President of the Company and the Bank during the term of the Agreement and will report in such capacities to the boards of directors of the Company and the Bank, respectively.  Mr. Kim has agreed that he will serve as a director of the Company and the Bank during the term of the Agreement and the Company has agreed that it will use all reasonable efforts to cause Mr. Kim to be nominated for reelection as a director during such term.   The Agreement has an initial term of five years, commencing as of April 11, 2014 (the “Commencement Date”), which term is subject to annual twelve-month extensions unless the Company or Mr. Kim gives a notice of non-renewal to the other not less than 60 days prior to the end of the initial term or the relevant renewal term.  The Agreement specifies that Mr. Kim’s employment is to be “at will,” meaning that either he or the Company may terminate his employment on 90 days notice given at any time and with or without any specified reason.  The Agreement provides for certain payments to Mr. Kim, described below, upon termination of his employment.

Mr. Kim will receive an annual base salary at an initial rate of $650,000 per year, which is referred to as his “Annual Base Salary”.  The initial annual rate of salary may be adjusted at the discretion of the Company’s board of directors based on annual reviews required by the Agreement.  Any such adjusted annual rate of salary will thereafter be Mr. Kim’s Annual Base Salary.  The Agreement also provides for annual discretionary cash bonuses based on the reasonable determination of the Company’s board of directors regarding Mr. Kim’s performance of his responsibilities in accordance specified performance criteria.   Such bonuses may range between 50% and 125% of his Annual Base Salary with the Target Bonus Amount at 75% of his Annual Base Salary, depending on the board of director’s reasonable determination of the degree to which he has achieved the specified performance criteria.  No bonus will be payable if Mr. Kim does not, in the board of director’s reasonable judgment, satisfy the specified criteria at a minimum level.   In addition, Mr. Kim will be entitled to an automobile allowance of $1,450 a month, reimbursement of the cost of monthly membership fees and dues at a specified social club and a specified country club, perquisites and benefit plans available to other executive employees of the Company, and reimbursement of reasonable business-related expenses.

Pursuant to the Agreement, Mr. Kim will receive a grant of 30,000 shares of common stock that will not be transferable by Mr. Kim until vested, commonly referred to as “restricted stock,” and nonqualified stock options to purchase 200,000 shares of common stock of the Company, each of which grants will vest in five equal installments commencing on the first anniversary of the Commencement Date.  Both of such grants will be subject to the terms and conditions of the Company’s 2007 Equity Incentive Plan, as amended (the “Equity Incentive Plan”).  The Agreement also confirms that the previous grant by the Company of 20,000 Performance Units to Mr. Kim on March 6, 2013 under the Equity Incentive Plan remains in effect, with one-third of that award having vested on March 6, 2014 and the remainder of the award vesting in two equal installments on the second and third anniversary of the grant date.  Pursuant to the Agreement, the Company has also undertaken to adopt and implement the 2008 Long-Term Incentive Plan (“LTIP”) for Mr. Kim.  The material terms of the LTIP are to include an annual base contribution of $50,000 for the initial five years, a crediting rate of 6.25% per annum and specified performance-based vesting criteria and a stated normal retirement date of age 65.  The Agreement further provides that if the Company adopts and implements a supplemental executive retirement plan (“SERP”) during the term of the Agreement, the Company may, in its discretion, adopt and implement a SERP for Mr. Kim.

The Agreement provides that upon termination of Mr. Kim’s employment for any reason he will be entitled to receive, to the extent not previously paid, all salary earned or accrued through the date of termination, all annual bonuses earned for calendar years completed prior to the date of termination, reimbursement for reasonable and necessary business expenses incurred by him through the date of termination and any other payments and benefits to which he is entitled under applicable compensation arrangements or benefit plans, such as accrued vacation pay, but not including any severance payment provided for in the Company’s severance policies applicable to its salaried employees generally.  In addition, if Mr. Kim’s employment has not been terminated by the Company for Cause or by Mr. Kim for Good Reason (as both terms are defined in the Agreement) , Mr. Kim may, in the discretion of the Company’s board of directors, be paid an amount equal to a pro rata portion of his annual bonus for the portion of the year completed up to the effective date of his termination, using for this purpose the amount of the annual bonus earned by him in the preceding year.  The foregoing amounts are collectively referred to in the Agreement as the Accrued Benefits.

If Mr. Kim’s employment is terminated by the Company without Cause or by Mr. Kim with Good Reason before a Change in Control of the Company (as defined in the Agreement), he will be entitled to receive, in addition to the Accrued Benefits, severance pay equal to 150% of his Annual Base Salary.  In addition, all  unvested awards granted to Mr. Kim pursuant to the Equity Incentive Plan as provided in the Agreement or otherwise will vest, subject to certain limitations, and all amounts and other benefits provided to Mr. Kim under the SERP that have accrued as of the date immediately preceding the date of his termination, are subject only to time-based vesting requirements as of the date immediately preceding the date of termination and are unvested as of that date will automatically become fully vested.  If Mr. Kim’s termination of employment under the foregoing circumstances occurs within one year after a Change in Control of the Company, he will be entitled to receive, as his exclusive remedy in respect of such termination, the Accrued Benefits, a severance payment in an amount equal to 250% of his then current Annual Base Salary, automatic vesting of all unvested awards granted or issued to him under the Equity Incentive Plan pursuant to the Agreement or otherwise and automatic vesting of all amounts and other benefits that are to be provided to Mr. Kim under the SERP which have accrued as of the date immediately preceding the date of his termination, are subject only to time-based vesting as of the day immediately preceding the effective date of his termination and are unvested as of that date.

The amounts payable to Mr. Kim upon termination of employment will be subject to certain limitations intended to result in such payments not being subject to the penalties imposed on “parachute payments” or on certain nonqualified deferred compensation pursuant to the Internal Revenue Code.  In addition, Mr. Kim’s entitlement to such amounts will be subject to the requirement that he execute a release of all claims against the Company, the Bank and certain related persons arising out of or relating to his employment, the Agreement, his compensation, the circumstances of his termination and other specified matters.  The release document will also include a release of certain types of claims by the Company and will include exceptions for certain types of claims that may be made by Mr.  Kim, including but not limited to claims for indemnification with respect to his acts as an officer or director of the Company, and retirement or other benefit plan entitlements.

The Agreement provides that the Company may, subject to the discretion and approval of the boards of directors of the Company and the Bank, as applicable, and to the extent permitted by governing law, require the reimbursement (with interest) or cancellation of any bonus or other incentive compensation, including stock-based compensation, awarded to Mr. Kim if all of the following factors are present: (a) the award was predicated upon achievement of financial results that were subsequently the subject of a material restatement, (b) the board of directors of the Company or the Bank, as applicable, determines the Mr. Kim has engaged in fraud or intentional misconduct that was a substantial contributing cause to the need for the restatement, and (c) a lower award would have been made to Mr. Kim based upon the restated financial results.  The Agreement further provides that in no event shall the total compensation paid upon departure of Mr. Kim from the Company be in an amount that exceeds the level of compensation that applicable bank regulatory authorities consider to constitute safe and sound at the time of such payment, taking into account applicable laws, regulations and regulatory guidance.

The Agreement includes provisions requiring Mr. Kim to maintain the confidentiality of confidential and proprietary information of the Company, as defined in Company policies, and to use such information only for permitted purposes.  Mr. Kim has also agreed that during the term of the Agreement and until the first anniversary of the date of termination of his employment he will not solicit any employee of the Company for the purpose of inducing the employee to leave the employ of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBCN BANCORP, INC.

Date: July 14, 2014	/s/	Kevin S. Kim
	Name:	Kevin S. Kim
	Title:	Chairman, President and Chief Executive Officer